SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2007

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 14, 2007, Palomar Medical Technologies, Inc. (the “Company”), a Delaware corporation, and The Gillette Company, part of The Procter & Gamble Company (NYSE: PG), entered into an Amended and Restated Development and License Agreement as well as an Amendment to the Amended and Restated Development and License Agreement. The Company’s press release announcing this agreement and amendment is entitled “Palomar and Gillette Expand Their Collaboration to Develop and Commercialize an Additional Light-Based Hair Removal Device for Home Use” and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

      The description above is qualified in its entirety by reference to the Amended and Restated Development and License Agreement and Amendment to the Amended and Restated Development and License Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2 and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title
10.1*	Amended and Restated Development and License Agreement effective as of February 14, 2003 restated as of February 14, 2007, between Palomar Medical Technologies, Inc. and The Gillette Company.
10.2*	Amendment to the Amended and Restated Development and License Agreement, dated February 14, 2007, between Palomar Medical Technologies, Inc. and The Gillette Company.
99.1	Press Release issued by Palomar Medical Technologies, Inc. on February 21, 2007
*Filed under application for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: February 21, 2007

EXHIBIT INDEX

Number	Title
10.1*	Amended and Restated Development and License Agreement effective as of February 14, 2003 restated as of February 14, 2007, between Palomar Medical Technologies, Inc. and The Gillette Company.
10.2*	Amendment to the Amended and Restated Development and License Agreement, dated February 14, 2007, between Palomar Medical Technologies, Inc. and The Gillette Company.
99.1	Press Release issued by Palomar Medical Technologies, Inc. on February 21, 2007
*Filed under application for confidential treatment.